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                                                                 Exhibit 10.10

                                     LEASE


     THIS LEASE (sometimes referred to herein as the "Lease" or the "Agreement"), made effective as of July 1, 1998 by and between THE RADS GROUP, INC., a Florida corporation, ("Landlord"), and NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION, a Nevada corporation ("Tenant").

                                W I T N E S S E T H:

     1. Premises. Landlord, for and in consideration of the rents, covenants, agreements and stipulations herein contained, to be paid, kept and performed by Tenant by these presents, does lease and rent to Tenant, and Tenant hereby agrees to lease and take upon the terms and conditions hereof, the premises (the "Premises") located at 7315 S.W. 87th Avenue, Suite 200, Miami, FL 33173 and as more particularly described in Exhibit "A" attached hereto and made a part hereof. The Premises include sufficient adjacent parking for Tenant and its employees, customers and invitees.

     2. Term; Renewal Option; Security Deposit.

     2.1 Initial Term. The initial term of this Lease shall commence on July 1, 1998 (the "Commencement Date") and shall end on June 30, 2003 (the "Initial Termination Date") at midnight unless sooner terminated as provided in this Lease.

     2.2 Renewal Option. Tenant shall have the option, by giving Landlord written notice at least ninety (90) days prior to the expiration of the initial term hereof, to renew this Lease upon the same terms and conditions (except for the rental rate which shall be established pursuant to Section
3.2 hereof) for an-additional five-year term to commence at the expiration of the initial term hereof.

     2.3 Security Deposit. There shall be no security deposit required; provided, however, that in the event that each of the Employment Agreements dated as of the even date hereof between the Tenant and Jorge Perez, Sr., Jorge Perez, Jr., and Ricardo Perez, respectively, either is terminated or expires by its terms, then the Tenant shall be required to deposit with the Landlord an amount equal to one month's rent hereunder at such time as security for Tenant's performance of its obligations hereunder, the balance of which amount (without interest) shall be returned to Tenant at the expiration or termination of this Lease after the satisfaction of all Tenant obligations hereunder. If all or any part of the deposit is applied to satisfy an obligation of Tenant hereunder, Tenant shall restore the portion of the security deposit so applied within thirty (30) days of notice from the Landlord.

     3.  Rental.

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     3.1  Initial Rent.  Tenant shall pay Landlord total rent of $90,000 per year during the initial term of this Lease, payable in monthly installments of $7,500.00 each. The first installment of rent shall be paid upon the execution of this Lease, and the succeeding installments of rent shall be due on the first day of each succeeding month during the term hereof.

     3.2 Rent During Renewal Term. If Tenant exercises its option to renew this Lease, then the monthly rent for the renewal term shall be increased by multiplying the monthly rent amount for the initial term by a fraction, the numerator of which shall be the Consumer Price Index for All Urban Consumers-All Items published by the Bureau of Labor Statistics of the United States Department of' Labor (1982-84 = 100) (the "CPI Index") for the effective date of the renewal term and the denominator of which shall be the CPI Index for the Commencement Date; provided that in no event shall the monthly rent for the renewal term exceed the monthly rent for the initial term by more than 15 percent (15%). If the CPI Index is discontinued or revised, such other governmental index shall be used in order to obtain substantially the same result as would be obtained if the CPI Index had not been discontinued or revised.

     4.1 Taxes On Rent. If any governmental authority imposes upon Landlord, pursuant to statute, ordinance, regulation, order or otherwise, a tax, levy or other imposition based upon the gross rentals received by Landlord under the terms of this Lease, Tenant shall, without prior demand, pay to Landlord the amount thereof at the time or times the same may fall due with respect to the term of this Lease. The tax, levy or imposition to which reference is herein above made shall include sales, excise or similar tax, but shall not include any net income, franchise, capital stock, estate or inheritance taxes imposed upon Landlord. These sums shall be paid in addition to the rent due under Paragraph 3. All of said charges provided to be paid by Tenant hereunder shall constitute additional rent and upon any non-payment thereof, Landlord shall have the same rights and remedies as otherwise provided in this Lease for failure of Tenant to pay rent.

     4.2 Ad Valorem Taxes. Landlord shall be responsible for all ad valorem taxes on the Premises, and Tenant shall be responsible for all ad valorem taxes on Tenant's personal property located in the Premises.

     5. Utilities. Landlord shall provide all utilities to the Premises, such as water, heat, electricity and sewer. Tenant shall pay, before delinquency, all ordinary and usual changes for water, gas, heat, electricity, sewer and garbage services furnished to the Premises during the term of this Lease. If there is any interruption in any such services which is not caused by the fault of Tenant and which continues for a period of thirty (30) consecutive days, Tenant shall have the right, upon notice to Landlord, to terminate this Lease.

     6. Use of Premises. The Premises shall be used for medical office purposes and related activities or for any other lawful use. The Premises shall not be used for any illegal purposes nor in any manner to create any nuisance or trespass.

     7. Repairs. Landlord shall, at all times during the term hereof, keep, maintain and

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repair the building and other improvements upon the Premises in good and sanitary order and condition, including without limitation the maintenance and repair of the roof, outside walls, grounds, doors, window casements, glazing, heating and air conditioning system (if any), plumbing, pipes, electrical wiring and conduits.

     8. Tenant Maintenance Obligations. Tenant agrees to maintain the interior of the Premises in good condition and to return the Premises to Landlord at the expiration or termination of this Lease in as good condition and repair as when first received, damages caused by casualty and by wear and tear excepted. Tenant shall be responsible for all janitorial maintenance and routine HVAC maintenance with respect to the Premises.

     9. Destruction of or Damage to Premises. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such Casualty, rental shall abate in such proportion as use of the Premises has been destroyed and Tenant shall have the option, to be exercised within sixty (60) days after such damage, to terminate this Lease.

     10. Condemnation.    If the whole of the Premises, or such portion
thereof as will make the Premises unusable for the purposes herein leased, is condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be' accounted for as between Landlord and Tenant as of said date. Tenant shall not be entitled to share in any condemnation proceeds.

     11. Indemnity. Each of Tenant and Landlord agrees to indemnify, defend and save harmless the other, and the tenants, licensees, invitees, agents, servants and employees of the other against and from any and all claims, suits or actions arising by reason of injury to persons or property occurring on the Premises occasioned in whole or in part by any act or omission on the part of the indemnifying party or any employee (whether or not acting within the scope of employment), agent, visitor, assignee or subtenant of the indemnifying party. Further, each of Tenant and Landlord shall indemnify the other against any damages or expenses (including, without limitation, reasonable attorneys' fees) incurred by the indemnified party by reason of any breach, violation or nonperformance of any covenant in this Lease on the part of the indemnifying party to be observed or performed.

     12. Assignment and Subletting. Tenant may assign this Lease, or any interest herein, or sublet the Premises, or any portion thereof, or permit the use of the Premises by any party which will occupy the Premises for the purposes herein leased, with the prior written consent of the Landlord, which consent shall not be unreasonably withheld; provided that Tenant shall not be released from its liability hereunder as a result of any approved assignment or sublease. Consent to any one sublease shall not be deemed to be a consent to any other or future subleases of the Premises. If Landlord shall not have approved any proposed sublease within ten (10) days

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after Tenant shall have given Landlord notice of the proposed sublease, together with a copy of the proposed sublease and the name of the subtenant, then Tenant, at its option, shall have the right upon written notice to Landlord to terminate this Lease at any time thereafter.

     13. Alterations; Equipment. Tenant shall make no material alterations in or additions to the Premises, without first obtaining Landlord's written consent to such alterations or additions. Tenant will not permit any mechanic's or materialmen's or other liens to stand against the Premises for any labor or material furnished Tenant in connection with alterations, repairs or work of any character performed on the Premises by or at the direction of Tenant. All repairs, alterations and additions shall be completed and paid for within a reasonable time. All such alterations and additions, and all fixtures placed within the Premises by Tenant, and all permanent leasehold improvements to the Premises made by Landlord or Tenant, excluding Tenant's movable office furniture and equipment and its detachable fixtures, shall be Landlord's property and shall remain in and upon the Premises upon the expiration or early termination of this Lease.

     14. Removal of Fixtures. Tenant may (if not in default hereunder) remove all detachable fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal. Tenant shall not remove any non-equipment built-ins existing at the commencement of the Lease without Landlord's consent.

     15. Default. In the event Tenant shall default in the payment of rent when due and fails to cure said default within 10 days after written notice thereof from Landlord; or if either party shall be in default in performing any of the terms or provisions of this Lease (other than the provision requiring the payment of rent) and fails to cure such default within 30 days after written notice of such default from the other party; or if either party is adjudicated bankrupt; or if a permanent receiver is appointed for either party's property and such receiver is not removed within 60 days; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if either party makes an assignment for benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant and not satisfied or dissolved within 30 days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events (each of which being referred to as an "Event of Default"), all remaining payments called for by this Lease shall be accelerated and become immediately due and payable and the non-defaulting party, at its option, may terminate this Lease by written notice to the defaulting party, whereupon this Lease shall end. Upon any such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom.

     16. Reletting By Landlord. Upon the occurrence of an Event or Default by Tenant, Landlord may, as Tenant's agent, without terminating this Lease, at Landlord's option, enter upon and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper.

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     17.  Expenses; Service of Process.  Upon termination after an Event of
Default, the non-defaulting party shall be entitled to recover all damages it may suffer by reason of such termination including, without limitation, in the case of a default by Tenant the cost (including legal expenses and reasonable attorneys' fees) of recovering possession of the Premises and the cost of any alteration or repair to the Premises which are necessary to prepare the Premises for reletting.

     18. Effect of Termination of Lease. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

     19. Holding Over. Subject to the renewal option hereof provided for inspection 2.2, if Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate in effect at the end of the Lease; and there shall be no renewal of this Lease by operation of law.

     20.  Insurance.

     20.1 Tenant's Insurance. Tenant agrees to carry, at its sole expense, public liability insurance coverage on the Premises, in a company qualified to transact business in the State of Florida, stipulating limits of liability of not less than $1,000,000 per claim and $3,000,000 in the aggregate.

Such policy or policies of insurance shall name Landlord as an additional insured. Such policy or policies shall not be cancelled without 30 days prior notice to Landlord. Tenant agrees to provide Landlord with proof that such insurance is in force upon request.

     20.2 Landlord's Insurance. Landlord shall carry, at its sole expense, fire and casualty insurance with respect to the Premises, in a company qualified to transact business in the State of Florida, in accordance with applicable office condominium rules and regulations. A copy of the cover sheet of the existing insurance policy shall be provided to Tenant at Closing.

     20.3 Certificate of Insurance. Each party will provide the other, upon written request of the other, with a current certificate of insurance evidencing coverage as required hereunder.

     21. No Estate. This Lease creates the relationship of Landlord and Tenant, and no estate passes out of Landlord by virtue hereof.

     22.  Time of Essence.  Time is of the essence of this Lease.

     23.  Definitions.

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     (a)  "Landlord" as used in this Lease shall include the first party and his heirs, legal representatives, assigns and successors in title to the Premises. Landlord may assign its rights in this Lease without the consent of Tenant.

     (b) "Tenant" shall include the second party, its successors and assigns, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subleases, as to the Premises covered by such assignment or sublease.

     (c) "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     25. Right of First Refusal During. The term hereof, Landlord shall not sell, grant or convey any fee simple interest in the Premises, any ground leasehold interest in the Premises or any other interest in the Premises to any person or entity, except that Landlord may sell the Premises to an unrelated third party subject to the terms and conditions hereof. If Landlord receives a bona fide offer from a purchaser who is unaffiliated with Landlord (a "third party purchaser") to purchase the Premises, and Landlord desires to accept such third party offer, Landlord shall deliver to Tenant written notice of Landlord's intent to sell the Premises to the third party purchaser, together with a true, complete and correct copy of the third party offer. Tenant shall have ten (10) days from the date on which Tenant receives notice of such offer (the "offer period") in which to deliver a notice to Landlord of the Tenant's election to acquire the Premises on the same terms and conditions set forth in the third party offer. If the Tenant provides Landlord with notice of its acceptance of the third party offer, then the closing of the transaction contemplated thereby shall be consummated at the Premises no sooner than ten (10) business days after and no later than forty-five days after the date of Tenant's acceptance. If Tenant fails to accept the third party offer within the offer period, Landlord may consummate the transaction with the third party purchaser substantially in accordance with the terms of the third party offer and Landlord shall deliver to Tenant within ten days after such closing, a certification under oath verifying that the third party transaction was closed substantially in accordance with the third party offer. A third party sale shall be deemed to have been closed substantially in accordance with the third party offer if the sale price is no less than the price set forth in the offer and if the terms of the third party sale are not, in the aggregate, materially less favorable to Landlord than the terms contained in the original offer. If the transaction is not so consummated, then Tenant shall retain its right of first refusal rights hereunder with respect to all future proposed transactions.

     26.  Miscellaneous.

     26.1 Amendment. This Agreement may be amended by the parties. No amendment will be effective unless in writing, and signed by both of the parties.

     26.2 Arbitration. The parties agree that all disputes concerning this Agreement shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the

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American Arbitration Association and the provisions contained herein.  The arbitration shall be conducted in Tampa, Florida, by one arbitrator. The party initiating arbitration shall give the-other notice of the matter in dispute. If the parties fail to agree upon an arbitrator within ten days after notice of initiation of the arbitration is given, the American Arbitration Association shall select the arbitrator. All determinations and the final decision of the arbitrator shall be made in writing. The fees and expenses of the arbitrator shall be awarded by the arbitrator in his discretion as part of the award. The arbitrator's award shall be binding on the parties hereto and may be entered in any court of competent jurisdiction. The parties reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other equitable relief (including eviction) prior to the appointment of the arbitrator. The arbitrator will have the right to make a final determination of the parties' rights including, without limitation, whether to make permanent, modify or dissolve the judicial order.

     26.3 Assignability. Except as otherwise expressly provided in this Agreement, neither party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party. Any attempted assignment or delegation without the required consent shall be void.

     26.4 Nonarbitral Attorneys' Fees. If either party institutes litigation to interpret or enforce this Agreement, or to recover damages for breach of this Agreement, the prevailing party shall be entitled to recover costs of suit, and to recover actual attorneys' fees. A party can be the prevailing party even if the proceedings are not brought to a final judgment or award. No sum of attorneys' fees shall be included in any computation of the amount of judgment or award for the purpose of determining whether a party is entitled to recover costs or attorneys' fees.

     26.5 Authority. Any entity signing this Agreement on behalf of any other entity hereby represents and warrants in its individual capacity that it has full authority to do so on behalf of the other entity. Any individual signing this Agreement on behalf of an entity hereby represents and warrants in his/her individual capacity that he/she has full authority to do so on behalf of that entity.

     26.6 Captions. The titles and captions are included only as a matter of convenience. They shall not affect the interpretation of any provision.

     26.7 Consents and Approvals. A party shall not unreasonably withhold a consent provided for in this Agreement, unless the Agreement specially permits otherwise. Consents shall be effected only by notice.

     26.8 Construction of Agreement. Both parties and their counsels have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

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     26.9  Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, but taken together shall constitute one instrument.

     26.10 Effective Date. Upon the execution hereof by the parties hereto, this Agreement shall be effective as of the date first above written.

     26.11 Expenses. Except as may be specifically provided for in this Agreement, both parties shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated in it including, but not limited to, legal and accounting fees.

     26.12 Force Majeure. Neither party will be liable or in default for any delay or failure in performance under this Agreement, or for any other interruption of service or employment resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or similar or dissimilar cause beyond the reasonable control of either party.

     26.13 Further Assurances. Each party will do such further acts, including, without limitation, executing and delivering additional agreements or instruments as the other may reasonably require, to consummate, evidence or' confirm the agreements contained in this Agreement.

     26.14 Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Florida.

     26.15 Integration. The making, execution and delivery of this Agreement by the parties has not been induced by any representations, statements, warranties, or agreements other than those expressed in this Agreement. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof.

     26.16 No Joint Venture. Neither party is an agent, partner, or joint venturer with or of the other.

     26.17 No Third Party Rights. The parties do not intend the benefits of this Agreement to inure to any person or entity not a party to this Agreement.

     26.18  Notices.

          (a) Written notices. All notices, demands, or requests ("Notices") which are required or permitted to be given pursuant to this Agreement shall be in writing. Notices shall be delivered personally, by commercial carrier, by fax or by registered or certified mail, postage prepaid, addressed to a party as stated below.

          (b)  Landlord's address for notices.

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               RADS Group, Inc.
               7315 S.W. 87th Ave., Suite 200
               Miami, FL 33173

          (c)  Tenant's address for notices.

               National Medical Financial
                    Services Corporation
               1315 Greg St., Suite 103
                         Sparks, NV 89431

     (d) Effective date. Notice given personally, by commercial carrier and by fax is effective upon delivery. Notice given by United States mail is effective the third (3rd) United States Post Office delivery day after the date of mailing.

     (e) Change of address. Either party may change his/her/its address for Notices by notice given pursuant to this section.

     26.19 Partial Invalidity. If any provision of this Agreement is found to be invalid or unenforceable by any court or arbitral tribunal, only that provision will be ineffective, unless its invalidity or unenforceability will defeat an essential business purpose of this Agreement.

     26.20 Successors and Assigns. This Agreement and the rights and obligations of the parties shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     26.21 Survival. Except as otherwise expressly provided in this Agreement, all covenants, representations and warranties, express or implied, shall survive the execution of this Agreement and shall bind the parties until the parties have fulfilled all of their obligations. The statute of limitations shall not commence to run until the time for performance of a party's obligations has occurred.

     26.22 Waiver of Right. No waiver of or failure by either party to enforce a provision, covenant, condition or right under this Agreement shall be construed as a subsequent waiver of the same right, or a waiver of any other right. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

     26.23 Special Termination Right. If each of the Employment Agreements dated as of the even date hereof by and between Tenant and Jorge Perez, Sr., Jorge Perez, Jr. and Ricardo Perez, respectively, is terminated prior to the expiration thereof according to its terms, Tenant shall have the option, by giving written notice to Landlord at any time thereafter to terminate this Agreement

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effective ninety (90) days following the receipt of such notice.

     26.24 Termination with Exercise of Buyback. This Lease is subject to that certain Buy-Back Agreement dated as of the even date hereof between NMFS and Advanced Physician Billing Inc., and this Lease shall terminate in its entirety in accordance with the terms of the Buy-Back Agreement.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                              LANDLORD:

                              RADS GROUP, INC., a Florida corporation

                              By: /s/ Jorge Perez, Sr.
                                  ------------------------------------
                                      Title:  President

                              TENANT:

                              NATIONAL MEDICAL FINANCIAL
                              SERVICES CORPORATION, a Nevada
                              corporation


                              By: /s/ Douglas R. Colkitt, M.D.
                                  ------------------------------------
                                      Title:  CEO














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